EXHIBIT 21.1

OPTION CARE HEALTH, INC. AND ITS SUBSIDIARIES

Entity Name	State of Incorporation	Doing Business As
BioScrip Infusion Services, Inc.	California	BioScrip Infusion Services
BioScrip Infusion Services, LLC	Delaware	BioScrip Infusion Services
BioScrip PBM Services, LLC	Delaware	BioScrip PBM Services
BioScrip Pharmacy Services, Inc.	Ohio	BioScrip Pharmacy Services
CHI Holding Corporation	Delaware	CHI Holding Corporation
Chronimed, LLC	Minnesota	Chronimed, LLC
CHS Holdings, LLC	Delaware	CHS Holdings, LLC
Clinical Holdings, Inc.	Ohio	Clinical Holdings, Inc.
Clinical Specialties Network Services of Illinois, Inc.	Ohio	Clinical Specialties Network Services of Illinois, Inc.
Clinical Specialties, Inc.	Ohio	Clinical Specialties
Crescent Healthcare, Inc.	California	Crescent Healthcare
Critical Care Systems of New York, Inc.	New York	Critical Care Systems of New York, Inc.
Critical Care Systems, LLC	Delaware	Option Care
Critical Homecare Solutions, LLC	Delaware	Critical Homecare Solutions, LLC
CSI Managed Care, Inc.	Ohio	CSI Managed Care, Inc.
CSI Network Services of Indiana, Inc.	Ohio	CSI Network Services of Indiana, Inc.
CSI Network Services of Michigan, Inc.	Ohio	CSI Network Services of Michigan, Inc.
Deaconess Enterprises, LLC	Ohio	Deaconess Enterprises, LLC
Deaconess HomeCare, LLC	Delaware	Deaconess HomeCare, LLC
East Goshen Pharmacy, LLC	Pennsylvania	BioScrip Infusion Services
HC Group Holdings II, LLC	Delaware	HC Group Holdings II, LLC
HC Group Holdings III, Inc.	Delaware	HC Group Holdings III, Inc.
Healthy Connections Homecare Services, Inc.	Texas	Option Care Women's Health
Home I.V. Specialists, Inc.	Arkansas	Home IV Specialists
HomeChoice Partners, LLC	Delaware	BioScrip Infusion Services
InfuScience South Carolina, LLC	Delaware	BioScrip Infusion Services
InfuScience, LLC	Delaware	BioScrip Infusion Services
Infusion Partners of Melbourne, LLC	Georgia	BioScrip Infusion Services
Infusion Partners, LLC	Ohio	BioScrip Infusion Services
Infusion Solutions, Inc.	New Hampshire	BioScrip Infusion Services
Intramed Plus, Inc.	South Carolina	Intramed Plus
Intramed Plus Infusion & Medical Center, LLC	South Carolina	Intramed Plus Infusion & Medical Center
Knoxville Home Therapies, LLC	Tennessee	BioScrip Infusion Services
MedNow Infusion, LLC	Delaware	Option Care
Naven Health, Inc.	Florida	Naven Health, Inc.
New England Home Therapies, Inc.	Massachusetts	BioScrip Infusion Services
Option Care Enterprises, Inc.	Delaware	Option Care
Option Care Health, Inc. (f/k/a BioScrip, Inc.)	Delaware	Option Care Health, Inc. (f/k/a BioScrip, Inc.)
Option Care Home Care, Inc.	Illinois	Option Care
Option Care Infusion Services, Inc.	Delaware	Option Care Infusion Services, Inc.
Option Care Infusion Suites, LLC	Delaware	Option Care Infusion Suites, LLC
Option Care of New York, Inc.	New York	Option Care of New York, Inc.
OptioNet, Inc.	Delaware	OptioNet, Inc.

Professional Home Care Services, Inc.	Delaware	Professional Home Care Services, Inc.
River City Pharmacy, Inc.	California	Option Care
Scott-Wilson, Inc.	Kentucky	BioScrip Infusion Services
Specialty Pharma, Inc.	Delaware	Specialty Pharma, Inc.
Springville Pharmacy Infusion Therapy, Inc.	New York	Option Care
Trinity HomeCare, LLC	New Jersey	Option Care
Rochester Home Infusion, Inc.	Minnesota	Rochester Home Infusion
SPNN Holdings, LLC	Delaware	SPNN Holdings, LLC
Option Care at Legacy Health, LLC	Oregon	Option Care at Legacy Health
Option Care Infusion Services, LLC	Tennessee	Vanderbilt HC/Option Care IV Services
OCH Infusion Centers (Colorado), LLC	Delaware	Option Care Health Infusion Center
OCH Infusion Centers (Texas), LLC	Delaware	Option Care Health Infusion Center
OCH Infusion Clinic (Arizona), LLC	Delaware	Option Care Health Infusion Clinic
OCH Infusion Clinic (Illinois), LLC	Delaware	Option Care Health Infusion Clinic
OCH Infusion Centers, LLC	Delaware	OCH Infusion Centers, LLC
Option Care Infusion Services, LLC	Tennessee	Vanderbilt HC/Option Care IV Services